Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,893,601
Unrealized Gain (Loss) on Market Value of Futures	8,225,900
Dividend Income	151
Interest Income	2,716
ETF Transaction Fees	2,800
Total Income (Loss)	$13,125,168

Expenses
General Partner Management Fees	$54,549
Professional Fees	9,463
Brokerage Commissions	4,410
Non-interested Directors' Fees and Expenses	565
Prepaid Insurance Expense	293
Total Expenses	69,280
Expense Waiver	(2,644)
Net Expenses	$66,636
Net Income (Loss)	$13,058,532

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/15	$77,091,895
Additions (750,000 Shares)	16,760,077
Withdrawals (50,000 Shares)	(1,102,112)
Net Income (Loss)	13,058,532

Net Asset Value End of Month	$105,808,392
Net Asset Value Per Share (4,500,000 Shares)	$23.51

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612